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                                                                                                             EXHIBIT 5(b)(v)

AMERICAN GENERAL LIFE INSURANCE COMPANY
ASSIGNMENT AND TRANSFER REQUEST
____________________________________________________________________________________________________________________________________
Current Trustee/Custodian:                                                      |   Telephone Number:
                                                                                |
________________________________________________________________________________|___________________________________________________
Company's Address:                            |  City:                          |   State:                  |   Zip
                                              |                                 |                           |
______________________________________________|_________________________________|___________________________|_______________________
Owner(s):                                                       |  Owner's SSN:
                                                                |
________________________________________________________________|___________________________________________________________________
Annuitant's Name (If different from Owner)                      |  Contract/Account No:
                                                                |
________________________________________________________________|___________________________________________________________________
Type of Transfer: (Choose only one)
[_]  1035 Non-Taxable Exchange      [_]  Non-Qualified Transfer     [_] Qualified Rollover            [_] Qualified Direct Transfer
                                         (Transfer of funds from        (Irrevocable Direct Rollover      (Direct Transfer from
[_]  Other:____________________          non-qualified mutual funds,    of Tax Sheltered Annuities        IRA trustee or custodian
                                         CDs, savings accounts, etc.    and Qualified Retirement          company to new IRA trustee
                                         to a non-qualified Annuity     Plans to an IRA) (Forward         or custodian)
                                         Contract)                      proceeds to American General
                                                                        within 60 days to maintain
                                                                        tax status)
____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________
                                                     REQUEST FOR 1035 EXCHANGE
____________________________________________________________________________________________________________________________________
I HEREBY ABSOLUTELY ASSIGN AND TRANSFER TO AMERICAN GENERAL LIFE INSURANCE COMPANY ALL OF MY RIGHTS, TITLE AND INTEREST OF EVERY
NATURE IN AND TO THE ABOVE REFERENCED CONTRACT/POLICY INCLUDING, BUT NOT LIMITED TO SURRENDER, ASSIGN, TRANSFER, OR CHANGE
BENEFICIARY.

 .  Section 1035 of the Internal Revenue Code permits certain nontaxable exchange of insurance policies and annuity contracts. It is my intention that this transfer qualify as a Section 1035 exchange and that no portion of this exchange be actually or constructively received by me. American General Life Insurance Company make no representation concerning my tax treatment for this transaction and has neither responsibility not liability for my tax treatment.
 .  I understand the exact amount of the proceeds may vary depending upon the date of transfer and I agree to execute any additional documents required to complete the transfer.
 .  I understand that the exchange is not complete if the company issuing the contract is unable or unwilling to pay the value of the above referenced contract(s) to American General Life Insurance Company.
 .  I understand that as of the date of surrender of the contract by the company, the surrendered contract no longer provides any coverage and the new contract is not in effect until American General Life approves the new contract and receives the funds.
 .  I represent and warrant no person, firm or corporation has a legal or equitable interest in the contract/policy except the undersigned, and that no proceedings or either legal or equitable nature have been instituted or are pending against the undersigned.
The policy/contract is:
     [_] ENCLOSED Policy/Contract is attached
     [_] LOST OF DESTROYED (I certify that the policy/contract is lost or destroyed. In addition, I certify that the policy/contract has not been assigned or pledged as collateral.)

____________________________________________________________________     ___________________________________________________________
Owner's Signature(s)                                                     Date

AMERICAN GENERAL LIFE INSURANCE COMPANY, OWNER OF THE ABOVE REFERENCED POLICY, DOES NOT REQUEST IMMEDIATE SURRENDER OF THE ABOVE
REFERENCED POLICY OR CONTRACT.
____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________
                        REQUEST FOR NON-QUALIFIED TRANSFER, QUALIFIED ROLLOVER OR QUALIFIED DIRECT TRANSFER
____________________________________________________________________________________________________________________________________
THIS SERVES AS AUTHORIZATION TO LIQUIDATE AND FORWARD:

[_]  All             [_]  Partial              $ ________________________        or        ________________________%
of my account balance as listed above to the annuity I have established through American General Life Insurance Company.

  _____________________________________________________________________________________________________________________

FOR CD TRANSFERS: I am aware that if I request a liquidation of a CD prior to the maturity date, I may be subject to surrender or withdrawal penalties. I direct and authorize the above liquidation and transfer of the net liquidation proceeds:

[_]  Upon receipt of this request               [_]  On the maturity date of _________________________________

____________________________________________________________________     ___________________________________________________________
Owner's Signature(s)                                                     Date
____________________________________________________________________________________________________________________________________


____________________________________________________________________________________________________________________________________
                                                       LETTER OF ACCEPTANCE
____________________________________________________________________________________________________________________________________
The above named individual has established a Qualified or Non-Qualified Annuity with American General Life Insurance Company. We will accept the transfer of cash assets currently held in your plan for placement into the Qualified or Non-Qualified Annuity established with American General Life Insurance Company.

FOR A SECTION 1035(a) EXCHANGE, PLEASE PROVIDE US WITH THE PRE AND POST TEFRA COST BASIS.

By:    _____________________________________________________________     ___________________________________________________________
       Authorized Representative of American General Life Insurance      Date
       Company

CHECKS SHOULD BE MADE PAYABLE TO:  AMERICAN GENERAL LIFE INSURANCE COMPANY

                                              FBO (For the benefit of)   ___________________________________________________________
                                                                                   Print Name of Contract Owner(s)

           Mail to:    ANNUITY ADMINISTRATION-VADOC                            ANNUITY ADMINISTRATION A11-01-VADOC
                       P.O. BOX 1401                           or              2929 ALLEN PARKWAY
                       HOUSTON, TX 77251-1401               overnight          HOUSTON, TX 77019
                       (800) 247-6584 . (713) 831-3701  FAX
                       HEARING IMPAIRED (888) 436-5257
____________________________________________________________________________________________________________________________________
L6742 Rev 0401 (replaces forms L8714 & L8190)
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